SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 1, 2002


                                   VALERO L.P.
                Organized under the laws of the State of Delaware

                         Commission File Number 1-16417

                    IRS Employer Identification No.74-2958817


                                One Valero Place
                            San Antonio, Texas 78212
                         Telephone number (210) 370-2000


This Form 8-K/A amends the previously filed Form 8-K dated February 1, 2002 and filed with the Securities and Exchange Commission on February 15, 2002, to provide the financial statements and the pro forma financial information required under Item 7 of Form 8-K. That Form 8-K reported under Item 2 the February 1, 2002 closing of the acquisition of the Wichita Falls crude oil pipeline and storage facility assets by Valero Logistics Operations, L.P. (Valero Logistics Operations), a subsidiary partnership of Valero L.P., from Valero Energy Corporation (Valero Energy).

ITEM 2.        Acquisition or Disposition of Assets

On February 1, 2002, Valero Logistics Operations reported that it had exercised its option to purchase the Wichita Falls crude oil pipeline and storage facility from Valero Energy for $64,000,000. The purchase price was funded with
borrowings  under  Valero  Logistics   Operations'   existing  revolving  credit
facility.

Valero Energy indirectly owns 73.6% of Valero L.P. and Valero L.P. owns 98.9899% of Valero Logistics Operations. The option to purchase was granted under the Omnibus Agreement between Ultramar Diamond Shamrock Corporation (UDS, which was acquired by Valero Energy on December 31, 2001) and Valero L.P. and Valero Logistics Operations. The Omnibus Agreement was executed in connection with Valero L.P.'s initial public offering on April 16, 2001.

The acquisition by Valero Logistics Operations was recorded at Valero Energy's historical cost due to Valero Energy's common control of both the Wichita Falls assets and Valero Logistics Operations. Valero Energy's net book value approximated fair value as a result of Valero Energy's acquisition of UDS on December 31, 2001.


ITEM 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(a)      Financial statements of business acquired.

Audited  financial  statements  for the  Wichita  Falls Crude Oil  Pipeline  and
Storage Business as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b)      Pro forma financial information.

Pro forma financial information for Valero L.P. as of and for the year ended December 31, 2001 is filed herewith as Exhibit 99.2 and incorporated herein by reference.

(c) Exhibits.

         Exhibit No. and Description of Exhibit

         23.1   Consent of Independent Public Accountants, dated April 15, 2002.

         99.1   Financial statements of business acquired.

         99.2   Pro forma financial information.

         99.3 Required letter to Securities and Exchange Commission under Temporary Note 3T.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Valero L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Valero L.P.
                           By: Riverwalk Logistics, L.P., its general partner
                                 By: Valero GP, LLC, its general partner


                           By: /s/ Todd Walker
                               -------------------------------------------------
                                   Todd Walker
                                   Secretary


Dated:  April 15, 2002

EXHIBIT INDEX


  23.1  Consent of Independent Public Accountants, dated April 15, 2002.

  99.1  Financial statements of business acquired.

        The following financial statements of Wichita Falls Crude Oil Pipeline and Storage Business are included in Exhibit 99.1 of this Form 8-K/A:

        o Report of Independent Public Accountants
        o Balance Sheets as of December 31, 2001 and 2000
        o Statements of Income for the Years Ended December 31, 2001, 2000 and 1999
        o Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999
        o Statements of Changes in Net Parent Investment for the Years Ended December 31, 2001, 2000 and 1999
        o Notes to Financial Statements

  99.2  Pro forma financial information.

        The following pro forma  financial  information is included in
        Exhibit 99.2 of this Form 8-K/A:

        o Pro Forma Combined Balance Sheet as of December 31, 2001
        o Pro Forma Combined Statement of Income for the Year Ended December 31, 2001
        o Notes to Pro Forma Financial Information

  99.3  Required letter to Securities and Exchange Commission under Temporary
         Note 3T

                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in and incorporation by reference in this current report on Form 8-K/A of our report dated April 12, 2002 on the Wichita Falls Crude Oil Pipeline and Storage Business.


                                                         /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
April 15, 2002

                                                                    EXHIBIT 99.1

                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                    Report of Independent Public Accountants


To the Board of Directors and Stockholders of Valero Energy Corporation:

We have audited the accompanying balance sheets of the Wichita Falls Crude Oil Pipeline and Storage Business as of December 31, 2001 and 2000, and the related statements of income, cash flows and changes in net parent investment for each of the three years in the period ended December 31, 2001 included herein on pages 7 through 20. These financial statements are the responsibility of Valero Energy Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Wichita Falls Crude Oil Pipeline and Storage Business as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                         /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
April 12, 2002

              WICHITA FALLS CRUDE OIL PIPELINE AND STORAGE BUSINESS

                                 BALANCE SHEETS
                                 (in thousands)

                                                            December 31,
                                                            ------------
                                                       2001              2000
                                                       ----              ----

                                     Assets
Property, plant and equipment...................      $ 64,160         $ 59,118
Less accumulated depreciation and amortization..             -          (13,059)
                                                       -------          -------
   Property, plant and equipment, net...........        64,160           46,059
                                                       -------          -------
    Total assets................................      $ 64,160         $ 46,059
                                                       =======          =======

          Liabilities and Net Parent Investment
Current liabilities:
   Accrued liabilities..........................      $    131         $     33
   Taxes other than income taxes................           251              407
                                                       -------          -------
      Total current liabilities.................           382              440

Deferred income tax liabilities.................        13,147            6,926
                                                       -------          -------
     Total liabilities..........................        13,529            7,366

Net parent investment...........................        50,631           38,693
                                                       -------          -------
     Total liabilities and net parent investment      $ 64,160         $ 46,059
                                                       =======          =======

               See accompanying notes to the financial statements.

              WICHITA FALLS CRUDE OIL PIPELINE AND STORAGE BUSINESS

                              STATEMENTS OF INCOME
                                 (in thousands)

                                                   Years Ended December 31,
                                                   ------------------------
                                             2001          2000           1999
                                             ----          ----           ----

Revenues.................................  $18,485       $14,543        $17,923
                                            ------        ------         ------

Costs and expenses:
   Operating expenses....................    4,839         3,547          3,044
   General and administrative expenses...      482           523            416
   Taxes other than income taxes.........      533           631            601
   Depreciation and amortization.........    1,966         1,647          1,642
                                            ------        ------         ------
      Total costs and expenses...........    7,820         6,348          5,703
                                            ------        ------         ------

Income before income tax expense.........   10,665         8,195         12,220
  Income tax expense.....................    4,031         3,098          4,619
                                            ------        ------         ------

Net income...............................  $ 6,634      $  5,097       $  7,601
                                            ======        ======         ======

               See accompanying notes to the financial statements.



              WICHITA FALLS CRUDE OIL PIPELINE AND STORAGE BUSINESS

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                               Years Ended December 31,
                                                                               ------------------------
                                                                         2001             2000             1999
                                                                         ----             ----             ----
Cash Flows from Operating Activities:
Net income ......................................................    $ 6,634         $  5,097          $ 7,601
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization.................................      1,966            1,647            1,642
   Provision for deferred income taxes...........................        633              591              589
   Changes in operating assets and liabilities:
     Increase (decrease) in accrued  liabilities.................         98               33               (3)
     (Decrease) increase in taxes other than income taxes........       (156)             243               27
                                                                      ------           ------           ------
         Net cash provided by operating activities...............      9,175            7,611            9,856
                                                                      ------           ------           ------

Cash Flows from Investing Activities:
Maintenance capital expenditures.................................        (65)            (163)             (92)
Expansion capital expenditures...................................     (5,228)          (3,257)              (3)
                                                                      ------           ------           ------
         Net cash used in investing activities...................     (5,293)          (3,420)             (95)
                                                                      ------           ------           ------

Cash Flows from Financing Activities:
Net cash repayments to UDS.......................................     (3,882)          (4,191)          (9,761)
                                                                      ------           ------           ------
         Net cash used in financing activities...................     (3,882)          (4,191)          (9,761)
                                                                      ------           ------           ------

Net Increase in Cash.............................................           -                -               -
Cash at Beginning of Year........................................           -                -               -
                                                                      -------           ------          ------
Cash at End of Year..............................................    $      -       $        -       $       -
                                                                      =======           ======          ======

Non-cash transaction
Effect of Valero Energy's acquisition of the Business on December 31, 2001:

  Increase in property, plant and equipment, net.................    $(14,774)      $       -        $       -
                                                                      =======           ======          ======
  Increase in deferred income tax liabilities....................    $  5,588       $        -       $       -
                                                                      =======           ======          ======
  Increase in net parent investment..............................    $  9,186       $        -       $       -
                                                                      =======           ======          ======

               See accompanying notes to the financial statements.

              WICHITA FALLS CRUDE OIL PIPELINE AND STORAGE BUSINESS

                 STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
                  Years Ended December 31, 2001, 2000 and 1999
                                 (in thousands)


Balance as of January 1, 1999 (unaudited)...........................   $39,947

   Net income.......................................................     7,601
   Net cash repayments to UDS.......................................    (9,761)
                                                                        ------

Balance as of December 31, 1999.....................................    37,787

   Net income.......................................................     5,097
   Net cash repayments to UDS.......................................    (4,191)
                                                                        ------

Balance as of December 31, 2000.....................................    38,693

   Net income.......................................................     6,634
   Net cash repayments to UDS.......................................    (3,882)
   Push down accounting adjustment due to Valero Energy's
     acquisition of the Business on December 31, 2001 ..............     9,186
                                                                        ------

Balance as of December 31, 2001.....................................   $50,631
                                                                        ======

               See accompanying notes to the financial statements.

              WICHITA FALLS CRUDE OIL PIPELINE AND STORAGE BUSINESS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1: Business Description

During the periods covered by these financial statements, Ultramar Diamond Shamrock Corporation (UDS), an independent refining and marketing company, owned and operated 7 refineries and marketed its products through approximately 4,500 company-operated and dealer-operated convenience stores. Diamond Shamrock Refining and Marketing Company (DSRMC), a wholly owned subsidiary of UDS, owned and operated various UDS refining and marketing assets, including the Wichita Falls crude oil pipeline and storage facility described below.

The Wichita Falls Crude Oil Pipeline and Storage Business (the Business) consists of the following assets:
o A 271.7 mile pipeline originating in Wichita Falls, Texas and ending at UDS' McKee refinery in Dumas, Texas. The pipeline has the capacity to transport 110,000 barrels per day of crude oil gathered or acquired by UDS at Wichita Falls. The Wichita Falls crude oil pipeline connects to third party pipelines that originate along the Texas Gulf Coast.
o Four storage tanks located in Wichita Falls, Texas with a total capacity of 660,000 barrels.

In the fourth quarter of 2001, the Business completed an expansion project to increase the capacity of the crude oil pipeline from 85,000 barrels per day to 110,000 barrels per day and increase the capacity of the storage facility from 360,000 barrels to 660,000 barrels.

Acquisition  of UDS by Valero Energy
On May 7, 2001, UDS announced that it had entered into an Agreement and Plan of Merger with Valero Energy Corporation (Valero Energy) whereby UDS agreed to be acquired by Valero Energy for total consideration of approximately $4.3 billion. In September 2001, the boards of directors and shareholders of both UDS and Valero Energy approved the acquisition and, on December 31, 2001, Valero Energy completed its acquisition of UDS.

Prior to the acquisition, Valero Energy owned and operated six refineries in Texas (3), Louisiana, New Jersey and California with a combined throughput capacity of more than 1,100,000 barrels per day. Valero Energy marketed its gasoline, diesel fuel and other refined products in 34 states through a bulk and rack marketing network and, in California, through approximately 350 retail locations.

Valero L.P. and Valero Logistics Operations, L.P.
Valero L.P. (formerly Shamrock Logistics, L.P.) was formed to ultimately acquire Valero Logistics Operations, L.P. (Valero Logistics Operations, formerly Shamrock Logistics Operations, L.P.). Valero Logistics Operations was formed to operate the crude oil and refined product pipeline, terminalling and storage assets of the Ultramar Diamond Shamrock Logistics Business.

Prior to July 1, 2000, UDS' pipeline, terminalling and storage assets located in Texas, Oklahoma, New Mexico and Colorado that support the McKee, Three Rivers and Ardmore refineries located in Texas and Oklahoma were referred to as the Ultramar Diamond Shamrock Logistics Business. Effective July 1, 2000, UDS transferred the assets and certain liabilities of the Ultramar Diamond Shamrock Logistics Business to Valero Logistics Operations. The above transfer represented a reorganization of entities under common control and was recorded at historical cost.

On April 16, 2001, Valero L.P. completed its initial public offering by selling limited partner interests to the public. After the offering, outstanding equity included 5,175,000 common units (26.4%) held by the public, 4,424,322 common units and 9,599,322 subordinated units (combined 71.6%) held by UDS Logistics, LLC and a 2% general partner interest held by Riverwalk Logistics, L.P. Both UDS Logistics, LLC and Riverwalk Logistics, L.P. are wholly owned subsidiaries of Valero Energy.

Effective with the closing of Valero L.P.'s initial public offering, the ownership of Valero Logistics Operations held by various subsidiaries of UDS was transferred to Valero L.P. in exchange for the 71.6% limited partner interest in Valero L.P. This transfer represented a reorganization of entities under common control and was recorded at historical cost.

Omnibus Agreement
On April 16, 2001, Valero L.P. and Valero Logistics Operations entered into an agreement (the Omnibus Agreement) with UDS and Riverwalk Logistics, L.P., which governs potential competition among Valero L.P. and Valero Logistics Operations and the other parties to the agreement. Concurrent with the acquisition of UDS by Valero Energy, Valero Energy became the obligor under the Omnibus Agreement. Valero Energy has agreed and will cause its controlled affiliates to agree, for so long as Valero Energy and its affiliates control Riverwalk Logistics, L.P., not to engage in, whether by acquisition or otherwise, the business of transporting crude oil or refined products, including petrochemicals, or operating crude oil storage or refined product terminalling assets in the United States.

This restriction will not apply to:
o any business retained by UDS at the closing of Valero L.P.'s initial public offering;
o    any business owned or leased by Valero Energy on December 31, 2001;
o any further development of the Diamond-Koch Joint Venture petrochemicals business;
o    any business with a fair market value of less than $10 million;
o any business acquired by Valero Energy that constitutes less than 50% of the fair market value of a larger acquisition provided Valero L.P. has been offered and declined the opportunity to purchase this business;
o any newly constructed logistics assets that Valero L.P. has not offered to purchase within one year of construction at fair market value; and
o each of the Southlake refined product terminal, the Ringgold crude oil storage facility and the Wichita Falls crude oil pipeline and storage facility should Valero L.P. decline to exercise its option to purchase them pursuant to the purchase option discussed below.

In accordance with the Omnibus Agreement, Valero L.P. had an option to purchase the Southlake refined product terminal for $5,600,000, the Ringgold crude oil storage facility for $5,200,000 and the Wichita Falls crude oil pipeline and storage facility for $64,000,000. Effective July 1, 2001 and December 1, 2001, Valero L.P. exercised its options to purchase the Southlake refined product terminal and the Ringgold crude oil storage facility, respectively. Effective February 1, 2002, Valero L.P. exercised its option to purchase the Wichita Falls crude oil pipeline and storage facility.

NOTE 2: Summary of Significant Accounting Policies

Basis of Presentation: These audited financial statements have been prepared in accordance with United States generally accepted accounting principles and include all adjustments considered necessary for a fair presentation. The financial statements represent a carve-out financial statement presentation of the operations of the Business and reflect UDS' historical cost basis as of December 31, 2000 and for the years ended December 31, 2001, 2000 and 1999. The balance sheet as of December 31, 2001 reflects fair value as a result of applying push down accounting to the Business' financial statements. Under push down accounting, the assets and liabilities have been restated to their fair values on December 31, 2001, the date the Business was acquired by Valero Energy.

The financial statements include allocations and estimates of direct and indirect UDS general and administrative costs attributable to the operations of the Business. In addition, all of the Business' revenues were derived from transportation services provided to UDS, the Business' sole customer. Management believes that the assumptions, estimates and allocations used to prepare these financial statements are reasonable. However, the allocations may not necessarily be indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

The Business' results of operations may be affected by seasonal factors, such as the demand for petroleum products, which vary during the year, or industry factors that may be specific to a particular period, such as industry supply capacity and refinery turnarounds.

Use of Estimates: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

Property, Plant and Equipment: Property, plant and equipment is stated at cost. Additions to property, plant and equipment, including maintenance and expansion capital expenditures and capitalized interest, are recorded at cost. Maintenance capital expenditures represent capital expenditures to replace partially or fully depreciated assets to maintain the existing operating capacity of existing assets and extend their useful lives. Expansion capital expenditures represent capital expenditures to expand the operating capacity of existing assets, whether through construction or acquisition. Repair and maintenance expenses associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets. When property, plant and equipment is retired or otherwise disposed of, the difference between the carrying value and the net proceeds is recognized as gain or loss in the statement of income in the year retired.

Impairment: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of recoverability is performed using undiscounted estimated net cash flows generated by the related assets. If an asset is deemed to be impaired, the amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows. Effective
January 1, 2002, impairment accounting requirements will change. See the discussion of FASB Statement No. 144 below regarding the required accounting change.

Environmental Remediation Costs: Environmental remediation costs are expensed and the associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Accrued liabilities are not discounted to present value and are not reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration, including direct internal costs, and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods.

Net Parent Investment: The net parent investment represents a net balance as the result of various transactions between the Business and UDS. The balance is the result of the Business' participation in UDS' centralized cash management program under which all of the Business' cash receipts were remitted to and all cash disbursements were funded by UDS. Other transactions affecting the net parent investment include intercompany transportation revenues and related expenses, administrative and support expenses incurred by UDS and allocated to the Business, and income taxes. There are no terms of settlement or interest charges associated with the net parent investment balance.

Revenue Recognition: Revenues are derived from pipeline transportation and storage of crude oil and other feedstocks. Transportation revenues (based on pipeline tariff rates) are recognized as crude oil and other feedstocks are transported through the pipeline. The cost of the crude oil storage operations is included in the crude oil pipeline tariff rate. The Wichita Falls crude oil pipeline is an intrastate pipeline subject to the regulation of the Texas
Railroad Commission (the Commission). Regulations include rate regulations, which govern the tariff rates charged to pipeline customers, which tariff rates are required to be filed with the Commission upon completion of a pipeline and when the rate is being revised. In addition, the regulations include annual reporting requirements.

Operating Expenses: Operating expenses consist primarily of fuel and power costs, telecommunication costs, labor costs of pipeline field and support personnel, maintenance, utilities and insurance. Such expenses are recognized as incurred.

Federal and State Income Taxes: Income taxes are accounted for under the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

Historically, the Business' results have been included in the consolidated federal and state income tax returns filed by UDS. The income tax provisions in the statements of income represent the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculations of income tax provisions and deferred income taxes necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for the Business as a stand-alone taxpayer.

Comprehensive Income: The Business has reported no comprehensive income due to the absence of items of other comprehensive income in all periods presented.

Derivative Instruments and Hedging Activities: In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities
- Deferral of the Effective Date of FASB Statement No. 133." In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends Statement No. 133. Statement No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Business adopted Statement No. 133, as amended, effective January 1, 2001 and there was no impact as the Business does not hold or trade derivative instruments.

New Accounting Pronouncements

FASB Statement No. 141
In June 2001, the FASB issued Statement No. 141, "Business Combinations." Statement No. 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations within the scope of Statement No. 141 are to be accounted for using the purchase method. The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Business has not entered into a business combination subsequent to July 1, 2001.

FASB Statement No. 142
Also in June 2001,  the FASB  issued  Statement  No.  142,  "Goodwill  and Other
Intangible Assets." Statement No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The provisions of Statement No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. This statement is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. The statement provides that goodwill and other intangible assets that have indefinite useful lives will not be amortized but instead will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but such lives will not be limited to 40 years. Impairment losses that arise due to the initial application of Statement No. 142 are to be reported as resulting from a change in accounting principle. Statement No. 142 should not impact the Business' financial statements upon adoption, as the Business has no goodwill or other intangible assets.

FASB Statement No. 143
Also in June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. The Business is currently evaluating the impact of adopting this new statement.

FASB Statement No. 144
In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," but retains Statement No. 121's fundamental provisions for recognition and measurement of impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement also supersedes APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 does not apply to goodwill or other intangible assets, the accounting and reporting of which is addressed in newly issued Statement No. 142, "Goodwill and Other Intangible Assets." The provisions of Statement No. 144 are effective for financial statements for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Business does not expect the adoption of this statement will have an impact on its financial statements.

NOTE 3: Acquisition of UDS (and the Business) by Valero Energy

On December 31, 2001, Valero Energy acquired UDS for $4.3 billion in a purchase business combination. UDS' operations consisted of 7 refineries, a network of approximately 4,500 company-operated and dealer-operated convenience stores, certain pipeline and terminal assets (including the Business) and a 73.6% ownership interest in Valero L.P. and Valero Logistics Operations. The total purchase price was allocated based on the fair values of the individual assets acquired and the liabilities assumed. The Wichita Falls crude oil pipeline and the Wichita Falls crude oil storage facility were included in the assets acquired by Valero Energy and were allocated $64,160,000 of the purchase price.

    NOTE 4: Property, Plant and Equipment

    Property, plant and equipment consisted of the following:

                                               Estimated        December 31,
                                              Useful Lives     2001      2000
                                              ------------     ----      ----
                                                (years)        (in thousands)

    Land improvements........................     20         $    56   $     -
    Buildings................................     35           1,203     1,203
    Pipeline and equipment...................    3-38         58,537    50,159
    Rights of way............................     35           4,364     4,364
    Construction in progress.................      -               -     3,392
                                                ------        ------   -------
        Total................................                 64,160    59,118
    Accumulated depreciation and
        amortization.........................                      -   (13,059)
                                                              ------   -------
        Property, plant and equipment, net...               $ 64,160  $ 46,059
                                                              ======   =======


NOTE 5: Income Taxes

The amounts presented below relate only to the Business and were calculated as if the Business filed separate federal and state income tax returns.

The provision for income taxes consisted of the following:

                                                  Years Ended December 31,
                                          2001           2000              1999
                                          ----           ----              ----
                                                    (in thousands)
    Current:
      Federal..........................   $3,011         $2,221           $3,571
      State............................      387            286              459
                                           -----          -----            -----
        Total current..................    3,398          2,507            4,030
                                           -----          -----            -----

    Deferred:
      Federal..........................      586            547              545
      State............................       47             44               44
                                           -----          -----            -----
        Total deferred.................      633            591              589
                                           -----          -----            -----
    Provision for income taxes.........   $4,031         $3,098           $4,619
                                           =====          =====            =====

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the Business' financial statements. The components of the Business' net deferred income tax liabilities consisted of the following:

                                                              December 31,
                                                         2001              2000
                                                         ----              ----
                                                             (in thousands)
    Deferred income tax liabilities -
        Excess of book basis over tax basis of
          property, plant and equipment...............  $13,147           $6,926
                                                         ======            =====

The differences between the Business' effective income tax rate and the U.S. federal statutory rate is reconciled as follows:

                                                       Years Ended December 31,
                                                2001          2000         1999
                                                ----          ----         ----

   U. S. federal statutory rate............     35.0%         35.0%        35.0%
   State income taxes (net of federal tax

     benefit)..............................      2.8           2.8          2.8
                                                ----          ----         ----
        Effective income tax rate..........     37.8%         37.8%        37.8%
                                                ====          ====         ====


NOTE 6: Related-Party Transactions

Transactions between the Business and UDS included pipeline tariff revenues received by the Business from UDS and the allocation of salary and employee benefit costs, insurance costs, and administrative fees from UDS to the Business.

The Business participated in UDS' centralized cash management program under which cash receipts and cash disbursements were processed through UDS' cash accounts with a corresponding credit or charge to an intercompany account. This intercompany account is included in the net parent investment balance.

During the years ended December 31, 2001, 2000 and 1999, UDS allocated approximately 0.4% of its general and administrative expenses incurred in the United States to the Business to cover centralized function costs including legal, accounting, treasury, engineering, information technology, human resources and other corporate services. Management believes that the amount of general and administrative expenses allocated to the Business is a reasonable approximation of the costs related to the Business. For purposes of these financial statements, payables and receivables related to transactions between the Business and UDS are included as a component of the net parent investment.

NOTE 7: Employee Benefit Plans

Employees who work in the Business are included in the various employee benefit plans of UDS. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans (i.e., stock options and bonuses) and other such benefits. For the purposes of these carve-out financial statements, the Business is considered to be participating in multi-employer benefit plans of UDS.

The Business' allocated share of UDS employee benefit plan expenses were $74,000, $67,000 and $56,000 for the years ended December 31, 2001, 2000 and
1999, respectively. These employee benefit plan expenses are included in operating expenses with the related payroll costs.

NOTE 8: Contingencies and Commitments

There are various legal proceedings and claims pending against the Business which arise in the ordinary course of business. It is management's opinion, based upon advice of counsel, that these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Business.

NOTE 9: Environmental Matters

The operations of the Business are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although management believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in the petroleum pipeline industry, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Business has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the production, handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from those events. However, some risk of environmental or other damage is inherent in the Business, as it is with other companies engaged in similar businesses.

During the years ended December 31, 2001, 2000 and 1999, the Business did not incur any environmental liability.

Note 10: Sale and Purchase Agreement with Valero Energy

On February 1, 2002, Valero Logistics Operations exercised its option under the Omnibus Agreement to acquire the Wichita Falls crude oil pipeline and storage facility for a purchase price of $64,000,000. The total purchase price includes all property, plant and equipment and rights related to the pipeline and storage facility, but excludes liabilities of the Business, including accounts payable, accrued liabilities, and income tax obligations. In addition, Valero Energy has agreed to indemnify Valero Logistics Operations for environmental liabilities related to the Business that arose prior to February 1, 2002 and are discovered by April 16, 2011. Excluded from this indemnification are liabilities that result from a change in environmental law after February 1, 2002.

                                                                    EXHIBIT 99.2

                                   VALERO L.P.
                         PRO FORMA FINANCIAL INFORMATION

On February 1, 2002, Valero Logistics Operations, a subsidiary of Valero L.P., completed its acquisition of the Wichita Falls crude oil pipeline and storage facility assets.

The following unaudited pro forma financial information combines the historical consolidated financial information of Valero L.P. and Valero Logistics Operations with the historical financial information of the Wichita Falls Crude Oil Pipeline and Storage Business, giving effect to the acquisition using historical cost due to Valero Energy's common control of both the Wichita Falls assets and Valero Logistics Operations.

The pro forma combined balance sheet as of December 31, 2001 assumes that the acquisition occurred on December 31, 2001 and the pro forma combined statement of income for the year ended December 31, 2001 assumes that the acquisition occurred on January 1, 2001.

The pro forma combined statement of income does not reflect anticipated synergies or costs and charges that may result from the acquisition. For purposes of this pro forma financial information, the purchase price was allocated to the individual assets acquired based on Valero Energy's historical cost. Valero Energy's historical cost was based on Valero Energy's December 31, 2001 purchase price allocation, less depreciation and amortization for the month of January 2002. The accounting policies of Valero Logistics Operations and the Wichita Falls Crude Oil Pipeline and Storage Business are substantially comparable.

This pro forma financial information should be read in conjunction with the historical consolidated financial statements included in Valero L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001, and the historical financial statements of the Wichita Falls Crude Oil Pipeline and Storage Business included in this Form 8-K/A as Exhibit 99.1. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the acquisition are properly reflected. However, this pro forma information is not intended to be indicative of the historical results that would have been achieved had the operations always been combined or the results of operations which may be achieved in the future.

                                   VALERO L.P.


                        PRO FORMA COMBINED BALANCE SHEET
                                December 31, 2001
                            (unaudited, in thousands)


                                                                 Wichita Falls
                                                                   Crude Oil
                                                                  Pipeline and
                                                                    Storage
                                                   Valero L.P.      Business        Pro Forma              Pro Forma
                                                   Historical      Historical      Adjustments             Combined
                                                   ----------      ----------      -----------             --------
                                                                                   (unaudited)            (unaudited)
                     Assets
Current assets:
  Cash and cash equivalents......................   $   7,796      $       -      $        -              $   7,796
  Receivable from parent.........................       6,292              -               -                  6,292
  Accounts receivable............................       2,855              -               -                  2,855
                                                      -------       --------        --------               --------

     Total current assets........................      16,943              -               -                 16,943
                                                      -------       --------        --------               --------

Property, plant and equipment....................     406,241         64,160            (160)     (a)       470,241
Less accumulated depreciation and
  amortization...................................    (121,389)             -               -               (121,389)
                                                      -------       --------        --------               --------
    Property, plant and equipment, net...........     284,852         64,160            (160)               348,852
Goodwill, net....................................       4,715              -               -                  4,715
Investment in affiliate..........................      16,492              -               -                 16,492
Other noncurrent assets, net.....................         384              -               -                    384
                                                      -------       --------        --------               --------
     Total assets................................   $ 323,386      $  64,160      $     (160)             $ 387,386
                                                      =======       ========        ========               ========

Liabilities and Partners' Equity
            / Net Parent Investment
Current liabilities:
  Current portion of long-term debt..............   $     462      $       -      $        -              $     462
  Accounts payable and accrued liabilities.......       4,084            131            (131)     (b)         4,084
  Taxes other than income taxes..................       1,643            251            (251)     (b)         1,643
                                                      -------       --------        --------               --------
     Total current liabilities...................       6,189            382            (382)                 6,189
                                                      -------       --------        --------               --------

Long-term debt, less current portion.............      25,660              -          64,000      (c)        89,660
                                                      -------       --------        --------               --------
Other long-term liabilities......................           2              -               -                      2
                                                      -------       --------        --------               --------
Deferred income tax liabilities..................           -         13,147         (13,147)     (b)             -
                                                      -------       --------        --------               --------

Partners' equity / net parent investment:
  Common units...................................     169,305              -               -                169,305
  Subordinated units.............................     116,399              -               -                116,399
  General partner equity.........................       5,831              -               -                  5,831
  Net parent investment..........................           -         50,631         (50,631)     (d)             -
                                                      -------       --------         -------                -------
    Total partners' equity / net parent
      investment.................................     291,535         50,631         (50,631)               291,535
                                                      -------       --------         -------                -------
    Total liabilities and partners' equity /
      net parent investment......................   $ 323,386     $   64,160      $     (160)             $ 387,386
                                                      =======       ========         =======                =======

           See accompanying notes to pro forma financial information.

                                   VALERO L.P.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                      For The Year Ended December 31, 2001
           (unaudited, in thousands, except unit and per unit amounts)


                                                                  Wichita Falls
                                                                    Crude Oil
                                                                   Pipeline and
                                                                     Storage
                                                    Valero L.P.      Business       Pro Forma       Pro Forma
                                                    Historical      Historical     Adjustments       Combined
                                                    ----------      ----------     -----------       --------
                                                                                   (unaudited)     (unaudited)

Revenues.........................................      $98,827        $18,485      $     -          $ 117,312
                                                        ------         ------       ------            -------

Costs and expenses:
   Operating expenses............................       29,997          4,839            -             34,836
   General and administrative expenses...........        5,349            482            -              5,831
   Depreciation and amortization expense.........       13,390          1,966         (149)    (e)     15,207
   Taxes other than income taxes.................        3,586            533            -              4,119
                                                        ------         ------       ------            -------

     Total costs and expenses....................       52,322          7,820         (149)            59,993
                                                        ------         ------       ------             ------

Operating income.................................       46,505         10,665          149             57,319
   Interest expense, net.........................       (3,811)             -       (3,001)    (f)     (6,812)
   Equity income from affiliate..................        3,179              -            -              3,179
                                                        ------         ------       ------            -------
Income before income tax expense.................       45,873         10,665       (2,852)            53,686
   Income tax expense............................            -          4,031       (4,031)    (g)          -
                                                        ------         ------       ------            -------

Net income.......................................      $45,873        $ 6,634      $ 1,179          $  53,686
                                                        ======          =====       ======            =======

Allocation of 2001 Net Income
-----------------------------
Net income applicable to the period
  January 1, 2001 to April 15, 2001..............      $10,126                                 (h)  $  11,842
Net income applicable to the period
  April 16, 2001 to December 31, 2001............       35,747                                         41,844
                                                        ------                                         ------
     Net income..................................      $45,873                                      $  53,686
                                                        ======                                         ======

General partner interest in net income
  applicable to the period after April 15, 2001..      $   715                                 (i)  $     837
Limited partners' interest in net income
  applicable to the period after April 15, 2001..       35,032                                         41,007
                                                        ------                                         ------
     Net income applicable to the period after
      April 15, 2001.............................      $35,747                                      $  41,844
                                                        ======                                         ======

Basic and diluted net income per unit
  applicable to the period after April 15, 2001..      $ 1.82                                  (i)  $    2.14
                                                         ====                                            ====

Weighted average number of units outstanding
 for the period after April 15,                    19,198,644                                  (i) 19,198,644
                                                   ==========                                      ==========

           See accompanying notes to pro forma financial information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                                   (unaudited)

The following adjustments were made to the pro forma combined balance sheet:

(a) To record the purchase of the Wichita Falls crude oil pipeline and storage facility assets from Valero Energy. The acquisition will be accounted for at historical cost because Valero Energy is the majority owner of Valero L.P. and controls the general partner, Riverwalk Logistics, L.P. Valero Energy acquired the Wichita Falls Crude Oil Pipeline and Storage Business (the Business) on December 31, 2001 in conjunction with its acquisition of Ultramar Diamond Shamrock Corporation (UDS). Valero Energy allocated $64,160,000 of its $4.3 billion purchase price related to the acquisition of UDS to the Wichita Falls crude oil pipeline and storage facility assets. After considering depreciation and amortization expense for the month ended January 31, 2002, the historical cost of the property, plant and equipment is $64,000,000 as follows (in thousands):

        Valero Energy's historical cost on December 31, 2001........... $64,160
          Depreciation and amortization expense for the month ended
            January 31, 2002 recognized by Valero Energy...............    (160)
                                                                         ------

        Valero Energy's historical cost as of January 31, 2002......... $64,000
                                                                         ======


(b)  To eliminate the historical liabilities of the Business, including deferred
     income  tax  liabilities,   because  Valero  L.P.  is  not  assuming  these
     liabilities.

(c) To record the borrowing of $64,000,000 under Valero Logistics Operations' revolving credit facility to pay Valero Energy the purchase price.

(d)  To eliminate the historical net parent investment of the Business.

The following adjustments were made to the pro forma statement of income:

(e) To record an adjustment to depreciation and amortization expense based on Valero Energy's historical basis assuming a useful life of approximately 35 years.

(f) To record additional interest expense resulting from the borrowings under Valero Logistics Operations' revolving credit facility assuming an interest rate of 4.7%. Assuming market interest rates change by 1/8%, the potential annual change in interest expense is approximately $80,000.

(g) To eliminate the historical income tax expense of the Business because Valero L.P. is not a taxable entity.

(h) The initial public offering of Valero L.P. did not occur until April 16, 2001. As a result, a portion of the pro forma adjustments on the pro forma combined statement of income are allocated to Valero L.P.'s predecessor prior to April 16, 2001, as follows (in thousands):

      The Business' income before income tax expense applicable to
        the period January 1, 2001 to April 15, 2001..............     $  2,548
             Pro forma adjustment to depreciation and amortization
             expense applicable to the period January 1, 2001
             to April 15, 2001....................................           43
           Pro forma adjustment to interest expense applicable
             to the period January 1, 2001 to April 15, 2001......         (875)
                                                                         ------
      The Business' pro forma net income applicable to the period
        January 1, 2001 to April 15, 2001........................         1,716
           Valero L.P.'s net income applicable to the period
             January 1, 2001 to April 15, 2001...................        10,126
                                                                         ------
      Pro forma combined net income applicable to the period
        January 1, 2001 to April 15, 2001........................       $11,842
                                                                         ======

     Net income per unit for the year ended December 31, 2001 was $2.34 per unit assuming net income of $45,873,000, less $917,000 allocated to the 2% general partner interest. Pro forma net income per unit for the year ended December 31, 2001 would have been $2.74 per unit (net income of $53,686,000, less $1,074,000 allocated to the 2% general partner interest, divided by 19,198,644 units), assuming 100% of the Business' net income for the year ended December 31, 2001 was allocated to Valero L.P.

(i) The general partner's allocation of net income is based on its combined 2% interest in Valero L.P. The general partner's 2% allocation of net income has been deducted before calculating the net income per unit. The computation of net income per unit assumes that 9,599,322 common units and 9,599,322 subordinated units were outstanding at all times during the periods presented.

                                                                    EXHIBIT 99.3

               REQUIRED LETTER TO SECURITIES AND EXCHANGE COMMISSION
                             UNDER TEMPORARY NOTE 3T


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20001


Ladies and Gentlemen:

This letter is furnished pursuant to your March 18, 2002 release and procedures relating to companies using Arthur Andersen, LLP as their independent auditors.

Arthur Andersen, LLP audited the financial statements of the Wichita Falls Crude Oil Pipeline and Storage Business included in this Form 8-K/A filed substantially contemporaneously with this letter. In connection therewith, Arthur Andersen, LLP represented to us that its audit was subject to its quality control system for its U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen, LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen, LLP was not relevant to the audit.

Sincerely,
Valero L.P.
By: Riverwalk Logistics, L.P.
its General Partner
By: Valero GP, LLC,
its General Partner

/s/ John H. Krueger, Jr.
-------------------------
John H. Krueger, Jr.
Senior Vice President and
Controller

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